Exhibit 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated November 16, 2007, in the Registration Statement and related Prospectus (Form S-6 No. 333-147016) dated November 16, 2007 of Equity Opportunity Trust, Value S&P Industrial Series 2007A.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

November 16, 2007